EXHIBIT 10.9

For Grants Made After December 12, 2005

to the CEO or CFO

COINSTAR, INC.

1997 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE FOR GRANT TO CEO OR CFO

Coinstar, Inc. (the “Company”) hereby grants to Participant an Option (the “Option”) to purchase shares of the Company’s Common Stock. The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this “Grant Notice”) and in the Stock Option Agreement and the Company’s 1997 Amended and Restated Equity Incentive Plan (the “Plan”), which are attached to and incorporated into this Grant Notice in their entirety.

Participant:	_________________________

Identification Number (SS#):	_________________________

Address:	_________________________

_________________________

_________________________

_________________________

Option Number:	_________________________

Grant Date:	_________________________

Type of Option:	_________________________

Number of Shares Subject to Option:	_________________________

Exercise Price (per Share):	_________________________

Total Option Price:	_________________________

Vesting Commencement Date:	_________________________

Vesting and Exercisability Schedule:

[1/4th of the shares subject to the Option will vest and become exercisable on the one-year anniversary of the Vesting Commencement Date.

1/48th of the shares subject to the Option will vest and become exercisable monthly thereafter over the next three years.]

Option Expiration Date:	_________________________ (subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement)

Additional Terms/Acknowledgement: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement, the Plan and the Plan Summary. Participant further acknowledges that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Option and supersede all prior oral and written agreements on the subject.

COINSTAR, INC.	PARTICIPANT

[Electronic signature]	[Electronic signature]

Attachments: 1. Stock Option Agreement 2. 1997 Amended and Restated Equity Incentive Plan 3. Plan Summary

COINSTAR, INC.

1997 Amended and Restated Equity Incentive Plan

STOCK OPTION AGREEMENT FOR AWARDS TO CEO OR CFO

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Coinstar, Inc. has granted you an Option under its 1997 Amended and Restated Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock (the “Shares”) at the exercise price indicated in your Grant Notice. Capitalized terms not explicitly defined in this Stock Option Agreement have the same definitions as in the Plan.

The details of the Option are as follows:

1. Vesting and Exercisability. Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, except that vesting will cease upon termination of your employment or service relationship with the Company and the unvested portion of the Option will terminate.

2. Securities Law Compliance. At the present time, the Company has an effective registration statement with respect to the Shares. The Company intends to maintain this registration but has no obligation to do so. In the event that such registration is no longer effective, you will not be able to exercise the Option unless exemptions from registration under federal and state securities laws are available; such exemptions from registration are very limited and might be unavailable. The exercise of the Option must also comply with any other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

3. Incentive Stock Option Qualification. If so designated in your Grant Notice, all or a portion of the Option is intended to qualify as an Incentive Stock Option under federal income tax law, but the Company does not represent or guarantee that the Option qualifies as such.

If the Option has been designated as an Incentive Stock Option and the aggregate Fair Market Value (determined as of the Grant Date) of the shares of Common Stock subject to the portions of the Option and all other Incentive Stock Options you hold that first become exercisable during any calendar year exceeds $100,000, any excess portion will be treated as a Nonstatutory Stock Option, unless the Internal Revenue Service changes the rules and regulations governing the $100,000 limit for Incentive Stock Options. A portion of the Option may be treated as a Nonstatutory Stock Option if certain events cause exercisability of the Option to accelerate.

4. Notice of Disqualifying Disposition. To the extent the Option has been designated as an Incentive Stock Option, to obtain certain tax benefits afforded to Incentive Stock Options, you must hold the Shares issued upon the exercise of the Option for two years after the Grant Date and one year after the date of exercise. You may be subject to the alternative minimum tax at the time of exercise. You should obtain tax advice when exercising the Option and prior to the disposition of the Shares. By accepting the Option, you agree to promptly notify the Company if you dispose of any of the Shares within one year from the date you exercise all or part of the Option or within two years from the Grant Date.

5. Method of Exercise. You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state your election to exercise the Option and the number of Shares for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing. You may make this payment in any combination of the following: (a) by cash; (b) by check acceptable to the Company; (c) if permitted by the Plan Administrator, by using shares of Common Stock you have owned for at least six months; (d) if the Common Stock is registered under the Exchange Act, by instructing a broker to deliver to the Company the total payment required; or (e) by any other method permitted by the Plan Administrator.

6. Treatment Upon Termination of Employment or Service Relationship. The unvested portion of the Option will terminate automatically and without further notice immediately upon termination of your employment or service relationship with the Company for any reason (the “Employment Termination Date”). You may exercise the vested portion of the Option as follows:

(a) General Rule. You must exercise the vested portion of the Option on or before the earlier of (i) three months after your Employment Termination Date and (ii) the Option Expiration Date;

(b) Disability. If your employment or service relationship terminates due to Retirement or Disability, you must exercise the vested portion of the Option on or before the earlier of (i) twelve months after your Employment Termination Date and (ii) the Option Expiration Date; and

(c) Death. If your employment or service relationship terminates due to your death, the vested portion of the Option must be exercised on or before the earlier of (i) twelve months after your Employment Termination Date and (ii) the Option Expiration Date.

It is your responsibility to be aware of the date the Option terminates.

7. Limited Transferability. During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution, except that Nonstatutory Stock Options may be transferred to the extent permitted by the Plan Administrator. The Plan provides for exercise of the Option by a designated beneficiary or the personal representative of your estate.

8. Withholding Taxes. As a condition to the exercise of any portion of an Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.

9. Company Transaction. In the event of a merger, reorganization or sale of substantially all of the assets of the Company (a “Company Transaction”), 100% of any unvested Option shall automatically become fully vested and exercisable.

10. Option Not an Employment or Service Contract. Nothing in the Plan or any Award granted under the Plan will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any related corporation or limit in any way the right of the Company or any related corporation to terminate your employment or other relationship at any time, with or without Cause.

11. No Right to Damages. You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Retirement, Disability or death) of the Employment Termination Date or if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service relationship for any reason even if the termination is in violation of an obligation of the Company or a related corporation to you.

12. Binding Effect. This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

[Insert these sections for non-US Residents: 13. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the grant of the Option evidenced hereby, you acknowledge: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when options will be granted, the number of shares subject to each option, the option price, and the time or times when each option will be exercisable, will be at the sole discretion of the Company; (d) that your participation in the Plan is voluntary; (e) that the value of the Option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (f) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) that the vesting of the Option ceases upon termination of employment or service relationship with the Company for any reason except as may otherwise be explicitly provided in the Plan or this Agreement or otherwise permitted by the Plan Administrator; (h) that the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty; and (i) that if the Shares underlying the Option do not increase in value, the Option will have no value.

14. Employee Data Privacy. You understand that the Company and its subsidiaries and affiliates (“the Data Holder”) hold certain personal information (“Data”) in connection with the Plan. You further understand that recipients of Data may be located in the European Economic Area or elsewhere, such as the US. You hereby authorise recipients (including the Data Holder) to receive, possess, use and transfer the Data (including any requisite transfer to a broker or other third party) as may be required for the administration of the Plan and/or the subsequent holding of shares on your behalf, in electronic or other form, for the purposes of administering the Plan. You understand that withdrawal of this consent may affect your ability to participate in the Plan.

[Insert this section for UK residents only 15. Tax Withholding. Where, in relation to this Option, the Company or any subsidiary or affiliate is liable to account to the Inland Revenue for any sum in respect of any income tax and national insurance contributions under Pay As You Earn, you hereby agree that the Company or any subsidiary or affiliate shall be entitled to withhold or collect such income tax and national insurance contributions in the manner indicated below:

(i)	by deduction from salary or any other payment payable to you at any time on or after the date on which any income tax charge arises in respect of the Plan;

(ii)	directly from you by payment in cleared funds, or

(iii)	by arranging for the sale of some of the shares which you are entitled to receive on the exercise of the Option.]]

For Company

Use Only

COINSTAR, INC.

1997 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

ELECTRONIC CONSENT

Coinstar, Inc. (“Coinstar”) is rapidly moving to a paperless standard for many employment-related documents. Accordingly, Coinstar issues this electronic signature consent form to you for your consideration:

By using my electronic signature on this consent form, I authorize Coinstar, Inc. to:

1.	accept my electronic signatures as binding and final on any employment administration form, ESPP subscription agreement or stock option agreement between myself and Coinstar (or any third party agent acting on Coinstar’s behalf); and

2.	process all employment-related transactions or any other electronic submission which I have approved using an electronic signature process. and

My electronic signature may be represented by: (a) an electronic push-button in                     form or email; or (b) an interactive voice response (IVR) approval, an Internet (web), a kiosk approval consisting of my social security number (or equivalent personal identification number), Coinstar employee ID number and a four-digit PIN (Personal Identification Number).

I understand that I have the right, within ten days of issuing my electronic signature to separately issue a written request for and receive an electronic or paper confirmation that my electronic signature has been duly received by Coinstar.

I understand that it will be my responsibility to use, protect and periodically update my password or any other form of individual identity security method which is used with each electronic communication process. By electronically signing below, I acknowledge and approve the immediate use by Coinstar of my electronic signature only for the purposes as outlined herein.

The date of this consent form shall be the date received by Coinstar.

THE SUBMIT BUTTON WILL APPEAR WHEN YOU SIGN THIS DOCUMENT.

Electronically Signed By:

Employee ID Number: